                              December 1996



                           IPC CORPORATION LTD




                      ASIA MEDIA COMMUNICATIONS LTD.

                                   and

                      AMC INTERNATIONAL HOLDING LTD.





           ----------------------------------------------------

                       SHARE ACQUISITION AGREEMENT

           ----------------------------------------------------



                          BLAKE DAWSON WALDRON
                               Solictors
                           101 Collins Street
                           MELBOURNE VIC 3000

                          Tel: (03) 9679 3000
                          Fax: (03) 9679 3111
                          DX:  187

                          File Ref: JWLA:501781

                         SHARE ACQUISITION AGREEMENT

                             TABLE OF CONTENTS


Clause                                                        Page No.
------                                                        -------
 1.    INTERPRETATION........................................    1
 2.    ACQUISITION OF SHARES.................................    4
 3.    PURCHASE PRICE........................................    4
 4.    COMPLETION............................................    4
 5.    WARRANTIES............................................    5
 6.    INDEMNITY FOR BREACH OF WARRANTY......................    6
 7.    OBLIGATIONS OF THE VENDOR PENDING COMPLETION..........    6
 8.    PUBLIC ANNOUNCEMENT...................................    7
 9.    ACCESS................................................    7
10.    STAMP DUTY AND EXPENSES...............................    7
11.    NO ASSIGNMENT.........................................    8
12.    NOTICES...............................................    8
13.    GENERAL...............................................    9
14.    LAW AND JURISDICTION..................................   10

Schedule 1 - Details of Shares
Schedule 2 - Corporate Profile
Schedule 3 - Warranties
Schedule 4 - Encumbrances
                                      ii.


Schedule 5 - Warranty Disclosures
Schedule 6 - Information to be provided by the Vendor

SHARE ACQUISITION AGREEMENT made December __, 1996.

BETWEEN:

(1) IPC CORPORATION LTD of 23 Tai Seng Drive, IPC Building, Singapore (the "Vendor");

(2) ASIA MEDIA COMMUNICATIONS LTD a Nevada corporation of 1330 Avenue of the Americas, New York, NY 10019 ("AMC"); and

(3) AMC INTERNATIONAL HOLDINGS LTD a British Virgin Islands corporation of c/-40th Floor, 245 Park Avenue, New York, NY 10019 (the "Purchaser").

RECITALS

A. The Vendor is the sole and absolute beneficial owner of the number and class of shares in the capital of IPC Corporation (Australia) Pty Ltd ACN 061 803 674 (the "Company") set out in schedule 1.

B. The shares held by the Vendor (the "Shares") constitute the whole of the issued share capital of the Company.

C. The Company, carries on the business of selling computers and computer equipment throughout Australia (the "Business").

D. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares on the terms and conditions set out below.

E.   The Purchaser is a wholly owned subsidiary of AMC.

THE PARTIES AGREE AND DECLARE AS FOLLOWS:

1.   INTERPRETATION

1.1  Definitions

     In this agreement, unless the context otherwise requires:

     "Balance Date" means 31 October 1996;

     "Completion Date" means 31 December 1996 or any later date agreed by the parties may agree;

     "Directors" in relation to the Company means the persons so specified in schedule 2;

     "Encumbrance" means any mortgage, lien, charge, pledge, claim, covenant, encumbrance or other interest including any right of any person to purchase any of the Shares whether under an option, agreement to purchase or otherwise and, in relation to the assets of the Company, including any retention of title or any right of any person to purchase, occupy or use any of

                                         2.



     those assets whether under an option, agrement to purchase, license, lease, hire-purchase or otherwise;

     "Preferred Stock" means US $25 million of the Preferred Stock issued by the Purchaser in accordance with the terms set out in Annexure A;

     "Secretary" and "Public Officer" in relation to the Company means the person(s) so specified in schedule 2;

     "Subsidiary" means IPC Wholesale Pty Ltd, ACN 061 803 638.

     "Warranties" means the representations and warranties referred to in clause 5.

1.2  General

     In this agreement unless the context otherwise requires;

     (a) a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation issued under, that legislation or legislative provision;

     (b)  the singular includes the plural and vice and versa;

     (c) a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

     (d)  a reference to any gender includes all genders;

     (e) a reference to a recital, clause, schedule, annexure or exhibit is to a recital, clause, schedule, annexure or exhibit of or to this agreement;

     (f) a recital, schedule, annexure or a description of the parties forms part of this agreement;

     (g) a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

     (h) a reference to any party to this agreement or any other document or arrangement includes that party's executors, administrators, substitutes, successors and permitted assigns;

     (i) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning; and

     (j)  "notice" means a written communication.

                                       3.


     (k) a reference to a "subsidiary" of a body corporate is to a subsidiary of that body corporate within the meaning of Part 1.2, Division 6 of the Corporation Law;

     (l) a reference to a "holding company" of a body corporate is to a body corporate of which that body corporate is a subsidiary within the meaning of Part 1.2, Division 6 of the Corporation Law;

     (m) a reference to a "related body corporate" or a "related corporation" of a body corporate is to a body corporate which is related to that body corporation within the meaning of Section 50 of the Corporation Law;

     (n)  a reference to "dollars" or "$" is to Australian currency;

     (o) a reference to bankruptcy or winding up includes bankruptcy, winding up, liquidation, dissolution, becoming an insolvent under administration (as defined in section 9 of the Corporation Law), being placed under official management and the occurrence of anything analogous or having a substantially similar effect to any of those conditions or matters under the law of any applicable jurisdiction, and to the procedures, circumstances and events which constitute any of those conditions or matters;

     (p) a reference to a matter being "to the knowledge" of a person means that the matter is to the best of the knowledge and belief of that person after making reasonable enquiries in the circumstances;

     (q) Where any party to this agreement is contracting in its capacity as trustee, any reference to that party shall include any person from time to time appointed as trustee of the relevant trust in addition to or in substitution for that party;

     (r) Any reference to a breach of any of the Warranties includes any of the Warranties not being complete, true or correct;

     (s) Words and phrases defined in the recitals or elsewhere in this agreement shall have the meaning there ascribed to them;

     (t) Where any obligation under this agreement fails to be performed on a day other than a Business Day, this agreement shall be construed as requiring that obligation to be performed on the next Business Day;

     (u) Where any time period is required to be calculated from a specified date, that date shall be excluded from the calculation; and

     (v)  The obligations of the Purchaser and AMC shall be joint and several.

                                       4.


1.3  Headings

     In this agreement, headings are for convenience of reference only and do not affect interpretation.

2.   ACQUISITION OF SHARES

2.1 The Vendor agrees to sell the Shares to the Purchaser and the Purchaser agrees to purchase the Shares from the Vendor free from all Encumbrances and with all rights attaching to them upon and subject to the terms and conditions of this agreement.

3.   PURCHASE PRICE

     The purchase price for the Shares ("Purchase Price") is one dollar ($1.00). The Vendor shall assign to the Purchaser all debts owed by the Company and the Purchaser shall issue the Vendor the Preferred Stock.

4.   COMPLETION

4.1 Completion of the sale and purchase of the Shares shall take place at am/pm on the Completion Date at

4.2  At Completion, the Vendor shall deliver to the Purchaser:

     (a) instruments of transfer of the Shares in favour of the Purchaser which have been duly executed by the respective holders of the Shares and are in registrable form, together with the share certificates for the Shares, and any other documents which are necessary to vest full legal and beneficial ownership of the Shares in the Purchaser;

     (b) the certificate of incorporation of the Company and the Subsidiary (and any certificate of incorporation on change of name of the Company or the Subsidiary) and certificate for any registered business name;

     (c) the common seal (and any duplicate common seal or official seal) of the Company and the Subsidiary;

     (d) all available copies of the memorandum and articles of association of the Company and the Subsidiary;

     (e) the balance sheets and profit and loss statements of the Company and the Subsidiary as at, and for the period ended on, the Balance Date;

     (f) the minute books and other records of meetings or resolution of shareholders or directors of the Company and the Subsidiary and any registers and other statutory records, books of account, trading and financial records, copies of taxation returns and notices of assessment and all other documents, papers and records of the Company and the Subsidiary relating to its business activities, property or financial affairs

                                       5.


          (in all cases in good order and fully and accurately maintained up to Completion and in accordance with any applicable legal requirements);

     (g) the written resignations of each Director, Secretary and Public Officer of the Company and the Subsidiary in accordance with clause 4.3(c);

     (h)  an assignment of all debts owed by the Company to the Vendor.

4.3 At Completion the Vendor shall also procure that duly convened meetings of the Directors of the Company and the Subsidiary are held at which it is resolved:

     (a) that each of the transfers of the Share be approved for registration (subject only to the payment of stamp duty) and that upon registration, the appropriate share certificate be issued in the name of the Purchaser;

     (b) to appoint as directors, secretary and public officer of the Company and the Subsidiary with effect from the end of the meeting of the Directors of the Company or the relevant Subsidiary (as the case may be) the persons nominated in writing by the Purchaser;

     (c) to accept the resignation of the existing Directors, Secretary and Public Officer of the Company or the relevant Subsidiary (as the case may be) with effect from the end of the meeting which resignation shall acknowledge that it takes effect without any compensation or entitlement (whether damages for loss of office or otherwise) as a result;

     (d) to revoke all existing authorities to operate bank accounts and to procure new authorities in favour of the persons nominated by the Purchaser; and

     (e) to transact such other business as the Purchaser may reasonably require.

4.4 Subject to clauses 4.2 and 4.3, at Completion the Purchaser shall pay the Purchase Price and issue the Preferred Stock to the Vendor.

4.5 At Completion or as soon as practicable thereafter the Vendor will provide to the Purchaser the information set out in Schedule 6.

5.   WARRANTIES

5.1 The Vendor represents and warrants to the Purchaser and the Purchaser and AMC represent and warrant to the Vendor in the terms set out in schedule 3 ("Warranties"). The parties acknowledge that each other party has entered into this agreement in reliance on the Warranties. The Warranties are continuing warranties and shall not merge on Completion but shall remain in full force and effect.

                                       6.


5.2 The Warranties are subject to any exceptions disclosed in writing prior to the date of this agreement (as identified in schedule 5) and are also subject to any other matters particulars of which are fully disclosed in schedule 5.

5.3 The liability of a party for breach of the Warranties shall be limited to those breaches notified to the other parties within two year(s) from the Completion Date (whether discovered before or after the Completion Date).

5.4 A party may, on or before the Completion Date, elect to treat any one or more of the Warranties as a condition of the breach of which entitles it to elect to accept such breach as putting an end to its obligations under this agreement which have not then been performed but without limiting any and all other of its rights and remedies arising upon the making of that election.

5.5 A party shall not be liable for any particular claim for breach of Warranty unless and until the claim when aggregated with all other claims (if any) for breach of warranty exceed $5,000 PROVIDED THAT once the aggregate of claims whenever arising exceeds $5,000 the party in breach shall be liable for all losses suffered by the other party or parties (whether before or after that threshold is reached) and not only the amount in excess of $5,000.

6.   INDEMNITY FOR BREACH OF WARRANTY

6.1 Subject to clause 5, the Vendor indemnifies and holds the Purchaser harmless from and against all liabilities, losses, damages, costs or expenses directly or indirectly incurred or suffered by the Purchaser (including all reasonable legal fees and expenses) as a result of the breach of any of the Warranties whether that breach arises before or after the completion Date and from and against all actions, proceedings, claims or demands made against the Purchaser as a result of any such breach.

6.2 Subject to clause 5, the Purchaser and AMC indemnify and hold the Vendor harmless from and against all liabilities, losses, damages, costs or expenses directly or indirectly incurred or suffered by the Vendor (including all reasonable legal fees and expenses) as a result of the breach of any of the Warranties whether that breach arises before or after the Completion Date and from and against all actions, proceedings, claims or demands made against the Vendor as a result of any such breach.

7.   OBLIGATIONS OF THE VENDOR PENDING COMPLETION

7.1 The Vendor covenants that from the date of this agreement until Completion it will procure that the Company and the Subsidiary carry on the Business in the ordinary and normal course and that the Company does not:

     (a) allot or issue or agree to allot or issue any shares, or options or securities convertible into shares in the Company;

     (b) alter or agree to alter its memorandum or articles of association, or any material contract of the Company;

                                       7.


     (c) enter into or terminate any contract otherwise than in the ordinary course of business;

     (d) make any investment including the purchase or lease of plant, equipment or machinery without the prior consent of the Purchaser;

     (e) employ any new person or except as required by law, terminate or alter the terms of employment or superannuation of or any other benefits payable to any of the Employees;

     (f) except in the ordinary course of business, dispose of, or agree to dispose of, or grant an option to purchase any interest in any of the assets of the Company;

     (g) grant or agree to grant any Encumbrance over any interest in any of the assets of the Company; or

     (h) incur any expenditure or liability in excess of $10,000 or commitment which has a duration of more than ninety (90) days or any other commitment or liability otherwise than in the ordinary course of business.

8.   PUBLIC ANNOUNCEMENT

8.1 No party to this agreement shall make or cause to be made any public announcement of, or in relation to, the sale and purchase of the Shares without the prior written consent of each of the other parties except as required by law.

9.   ACCESS

9.1 Until the Completion Date, the Vendor shall give the Purchaser or its representatives full and free access, during normal business hours, to the premises at which the Business is conducted and the Vendor shall make available to the Purchaser and its accountants and lawyers (free of charge), all relevant books, books of account, records, contracts, registers, and any other documents relating to the Company and the Business (including computerised information) as the Purchaser, its accountants or lawyers may reasonably request and the Purchaser its accountants or lawyers may take copies thereof.

10.  STAMP DUTY AND EXPENSES

10.1 The Vendor shall bear and be responsible for the payment of all and any stamp duty payable on or in respect of this agreement, the sale, purchase or transfer of the Shares or any instrument or transaction contemplated in or necessary to give effect to this agreement. The Purchaser shall promptly provide the Vendor with executed transfers of the Shares so as to permit stamping. The Vendor shall not be liable for any penalties levied in respect of such stamping if the delays are caused by the Purchaser.

                                       8.


10.2 Each party shall bear and be responsible for its own legal and accounting costs and expenses in connection with the preparation, completion and carrying into effect of this agreement.

11.  NO ASSIGNMENT

11.1 No party to this agreement shall assign or purport to assign its rights or obligations under this agreement, without the prior written consent of the other parties.

12.  NOTICES

12.1 Method of Giving Notices

     A notice under this agreement must be signed by or on behalf of the person giving it, it must be addressed to the person to whom it is to be given and be:

     (a)  delivered at that person's address; or

     (b)  sent by pre-paid mail to that person's address; or

     (c)  transmitted by facsimile to that person's address.

12.2 Time of Receipt

     A notice given to a party in accordance with this clause is treated as having been given and received:

     (a) if delivered to a party's address, on the day of delivery if a Business Day, otherwise on the next Business Day;

     (b)  if sent by pre-paid mail, on the third Business Day after posting;

     (c) if transmitted by telex to a party's address and that party's answerback is received, on the day of transmission if a Business Day, otherwise on the next Business Day; and

     (d) if transmitted by facsimile to a party's address and a correct and complete transmission report is received, on the day of transmission if a Business Day, otherwise on the next Business Day.

12.3 Address of Parties

     For the purpose of this clause the address of a party is the address set out below or another address of which that party may from time to time give notice to each other party:

     Party 1:    IPC Corporation Ltd
     Attention:  Patrick Ngiam

                                       9.


     Address:    23 Tai Seng Drive
                 IPC Building
                 Singapore

     Facsimile:  (65) 287 5845

     Party 2:    Asia Media Communications Ltd.
     Attention:  The President

     Address:    1330 Avenue of the Americas
                 New York, NY 10019

     Facsimile:  (212) 265 4035

     Party 3:    AMC International Holdings Ltd.

     Attention:  The Secretary

     Address:    c/- 40th Floor
                 245 Park Avenue
                 New York, NY 10019

     Facsimile:  (212) 692 1900

13.  GENERAL

13.1 Waiver

     The non-exercise of or delay in exercising any power or right of a party does not operate as a waiver of that power or right nor does any single exercise of a power or right preclude any other or further exercise of it or the exercise of any other power or right. A power or right may only be waived in writing signed by the party to be bound by the waiver.

13.2 Amendment

     This agreement may only be amended or supplemented in writing, signed by the parties.

13.3 Severability

     Any provision in this agreement which is invalid or unenforceable in any jurisdiction is to be read down for the purposes of that jurisdiction, if possible, so as to be valid and enforceable, and is otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

                                      10.


13.4 Counterparts

     This agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

13.5 Further Assurances

     Each party shall do, sign, execute and deliver and shall procure that each of its employees and agents does, signs, executes and delivers, all deeds, documents, instruments and acts reasonably required of it or them by notice from another party to effectively carry out and give full effect to this agreement and the rights and obligations of the parties under it.

13.6 Entire agreement

     This agreement is the entire agreement of the parties on the subject matter. The only enforceable obligations and liabilities of the parties in relation to the subject matter are those that arise out of the provisions contained in this agreement. All representations, communications and prior agreements in relation to the subject matter are merged in and superseded by this agreement.

14.  LAW AND JURISDICTION

14.1 Governing Law

     This agreement is governed by the law in force in Victoria.

14.2 Submission to Jurisdiction

     The parties submit to the non-exclusive jurisdiction of the courts of Victoria and any courts which may hear appeals from those courts in respect of any proceedings in connection with this agreement.

EXECUTED as an agreement.


SIGNED by PATRICK NGIAM on        )
behalf of IPC CORPORATION LTD in  )
the presence of:                  )
                                  )



 .....................................
Witness                                  PATRICK NGIAM
Name (printed): .....................    ...................................
                                         Name (printed): PATRICK NGIAM

                                      11.


SIGNED on behalf of ASIA MEDIA    )
COMMUNICATIONS LTD. in the        )
presence of:                      )
                                  )

 .....................................         EDWARD J. TOBIN
Witness                                      ...................................
Name (printed):
                                             Name (printed): Edward J. Tobin
                                                             ...................

SIGNED for and on behalf of AMC   )
INTERNATIONAL HOLDINGS LTD        )
in the presence of:               )


 .....................................         EDWARD J. TOBIN
Witness                                      ...................................
Name (printed):
                                             Name (printed): Edward J. Tobin
                                                             ...................

                                      12.


                                   SCHEDULE 1


                      IPC CORPORATION (AUSTRALIA) PTY LTD

                               DETAILS OF SHARES


Shareholder                Capacity          No. and Class     Allocation
                           (acting as        of Shares         of Purchase
                           trustee/          Held              Price
                           in own
                           right

IPC                        Beneficial        23,649,999        All
Corporation                owner
Limited

Benjamin Mia Kait Ngiam    Legal owner       1                 Nil

                                      13.


                                   SCHEDULE 2

                               CORPORATE PROFILE


IPC Corporation (Australia) Pty Ltd          IPC Wholesale Pty Ltd

Incorporated in                              Incorporated in
Victoria                                     Victoria

A.C.N. 661 803 674                           A.C.N. 061 803 638

Authorised                                   Authorised
Capital: $23,650,000                         Capital: One Million Dollars
divided into                                 divided into
23,650,000                                   One million Ordinary
Shares of one dollar each                    Shares of one dollar each

Issued                                       Issued
Capital: 23,650,000                          Capital: Two (2)
fully paid shares                            fully paid shares
of one dollar each                           of one dollar each

Directors                                    Directors

Patrick Mia Je Ngiam                         Patrick Mia Je Ngiam
Bernard Mia Hai Ngiam                        Bernard Mia Hai Ngiam
Benjamin Mia Kait Ngiam

Secretary                                    Secretary

Leon Jack Slade                              Leon Jack Slade

                                      14.


                                   SCHEDULE 3

                               VENDOR WARRANTIES


In these Vendor Warranties any reference to the "Company" means the "Company and the Subsidiary" and these Warranties shall read, construed and take effect accordingly.

The Company

1. The Company is duly incorporated and validly existing under the laws of the jurisdiction specified in schedule 2 and the Company has full power and authority to own its property and assets and conduct its business.

2. The copy of the memorandum and articles of association of the Company, certified by its Secretary on the date of execution of this agreement, is and remains a true copy of the memorandum and articles of association of the Company.

3. To the best of the knowledge and belief of the Vendor, the minute books and other records of meetings or resolutions of shareholders or directors of the Company and any registers and other statutory records, books of account, trading and financial records, copies of taxation returns and all other documents, papers and records of the Company relating to its business activities, property or financial affairs are complete, true and accurate in all respects and have been prepared in accordance with applicable legal requirements.

4. For the period of five years prior to the Completion Date, all returns, particulars, resolutions and other documents required to be delivered by the Company, under the Companies (Victoria) Code or otherwise to the Commissioner for Corporate Affairs in Melbourne and in each State or Territory where the Company carries on business, or under the Corporations Law or otherwise to the Australian Securities Commission, have been duly delivered.

5. Since the Balance Date, no dividend in respect of any issued shares in the Company has been declared or paid and since that date there has been no other distribution of property or assets to shareholders of the Company.

6. The Company has not granted any power of attorney otherwise than as is usual in the ordinary course of its business.

7. The Company is not a member of any partnership, joint venture or unincorporated association.

8. The Directors, Secretary and Public Officer of the Company are as set out in schedule 2.

                                      15.


9.   The authorized and issued share capital of the Company are as set out in schedule 2.

10. Save for the Subsidiary (which is wholly owned), the Company does not hold or have any legal or beneficial interest in any shares in any other company or person nor has it contracted to take up or acquire any shares in any other company.

11. There is no agreement, arrangement or understanding to which the Company or the Vendor is a party which gives a right to any person upon a change in the management or control of or ownership of shares in the Company.

The Shares

12. The Vendor is the sole and absolute beneficial owner of the number and class of shares in the capital of the Company set out in schedule 1, free and clear of any Encumbrance and the Vendor has full power and authority to transfer the full legal and beneficial ownership to the Shares to the Purchaser on Completion.

13.  Each of the Shares has been duly issued and allotted and is fully paid.

14. The Shares comprise the whole of the issued share capital of the Company and there are no securities on issue which are convertible into or exchangeable for shares in the Company.

15. There are no agreements in force pursuant to which any person is or may be entitled to or has the right to call for the issue of any shares in the Company or securities convertible into or exchangeable for shares in the Company nor has the Company given, granted or agreed to grant any option or right (whether contingent or not) in respect of its unissued shares.

16. There are no restrictions on transfer of the Shares under the articles of association of the Company which will not be complied with or waived at or prior to Completion.

17. No person is entitled to recover from the Company any fee, brokerage or commission in connection with the purchase or sale of the Shares.

This Agreement

18. The execution, delivery and performance of this agreement by the Vendor has been duly and validly authorised by all necessary corporate action on its part and this agreement is a valid and binding agreement of the Vendor enforceable in accordance with its terms.

19. The entering into this agreement by the Vendor does not, and the transactions contemplated by it will not, result in a breach of the memorandum or articles of association of the Company or the Vendor, or any agreement to which the

                                      16.


     Company or the Vendor is party or by which the Company or the Business may be affected in any way.

Business and Assets

20. Since the Balance Date, the Business has been conducted in the ordinary and normal course and the Company conducts no business other than the Business.

21. The Company has good and marketable title to all its property and assets free from any Encumbrance and there is no agreement to give or create any Encumbrance and no claim has been made by any person to be entitled to any Encumbrance.

22. The property and assets of the Company comprise all the assets used in connection with or necessary for the continuing conduct of the Business (including the benefit of any contracts which are used by the Company in the Business).

23. All plant and equipment used in the conduct of the Business is in good repair and condition (normal wear and tear excepted).

24. Save for the provision for bad or doubtful debts in relation to the Business for which full and adequate provision is made in the Accounts provided by the Vendor at Completion, all receivables and debtors of the Company are good and collectable in the ordinary course of business.

25. Since the Balance Date, the Company has not disposed of, agreed to dispose of or granted any option to purchase any of its property or assets otherwise than in the ordinary course of its business.

26. Except for license agreements with the Vendor or its subsidiaries, there are no users licensees or parties with any other rights with respect to any patents or trade marks or business names of the Company or to access any of the trade secrets of the Company other than the applicants for those patents or trade marks and business names and only in respect of the patents or trade mark(s) and business names of which they are the applicant.

Accounts & Financial Position

27. The balance sheet and profit and loss statement of the Company as at the Balance Date disclose a true and fair view of the state of affairs and the financial position of the Company as at the Balance Date and for the period ending on it in accordance with all applicable laws and regulations, and the accounting policies and practices previously applied by the Company's external accountants and consistent with generally accepted accounting principles under the Australian Accounting Standards, the Corporations Law and Corporations Regulations and other applicable legislation.









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                                      17.


28. Since the Balance Date there has been no occurrence which has or could (either itself or together with any other occurrence) materially and adversely affect the value of the Shares, the financial position, profitability or prospects of the Company, the Business or any of its property or assets.

29. There are no actual or contingent liabilities of, or unasserted against the Company (including contractual commitments) other than as disclosed in its balance sheet as at the Balance Date and since the Balance Date the Company has not incurred any actual or contingent liability (including contractual commitments) otherwise than in the ordinary course of business.

30. No receiver or administrator has been appointed over any part of its property or assets and no such appointment has been threatened.

31. The Company is not in liquidation or official management and no proceedings have been brought or notice served for the purpose of liquidating the Company or placing it in official management.

32. The books of account and other trading and financial records give a true and fair view of the state of affairs and financial position of the Company and the Business as at the Completion Date (and to the best of the knowledge and belief of the Vendor, at all other relevant dates and for the relevant periods) in accordance with all applicable laws and regulations, and the accounting policies and practices previously applied by the Company's external accountants and consistent with generally accepted accounting principles under the Australian Accounting Standards, the Corporations Law and Corporations Regulations and other applicable legislation.

Information

33. The information (other than in relation to the Purchaser) contained in the schedules and recitals to this agreement is complete, true and accurate in all respects.

Litigation, compliance with laws, etc.

34. There is no unsatisfied judgement, order, arbitral award or decision of any Court, tribunal or arbitrator against the Company or any of its property or assets.

35. The Company is not in default under its memorandum or articles of association or any statute or under any decree, order, rule, by-law or regulation or any government, statutory, municipal body or organisation having jurisdiction over any of them and the entering into this agreement will not result in a contravention of any of them.

36. The Vendor has no knowledge of any breach or unenforceability or invalidity of or grounds for rescission, avoidance or repudiation of any of the contracts, deeds or instruments to which the Company is a party.




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                                      18.


37. To the best of the knowledge and belief of the Vendor there are no statutory or other notices restricting or prohibiting the carrying on of the Business on any way.


                           PURCHASER - AMC WARRANTIES

In these Purchaser-AMC Warranties any reference to the "Purchaser" means "the Purchaser and AMC" and these warranties shall be read construed and take effect accordingly.

1. The Purchaser is duly incorporated and validly existing under the laws of its place of incorporation.

2. The Purchaser has full power and authority to enter into this agreement and carry out the obligations hereunder.

3. The execution, delivery and performance of this agreement by the Purchaser (including the issuing of the Preferred Stock by the Purchaser and the shares by AMC) has been duly and validly authorized by all necessary corporate action on its part and this agreement is a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

4. The entering into of this agreement by the Purchaser does not, and the transaction contemplated by it will not, result in the breach of the memorandum and articles of association of the Purchaser, any relevant law or any agreement to which the Purchaser is a party.




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                                      19.


                                   SCHEDULE 4



                                  ENCUMBRANCES







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                                      20.


                                   SCHEDULE 5



                       WARRANTY DISCLOSURES BY THE VENDOR








                 WARRANTY DISCLOSURES BY THE PURCHASER AND AMC




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                                      21.


                                   SCHEDULE 6

                    INFORMATION TO BE PROVIDED BY THE VENDOR


Particulars/detail of:

1.   Employee contracts and pension/superannuation entitlements.

2.   Threatened/actual litigation against the Company and the Subsidiary.

3.   Material contracts (i.e. contracts having a value of not less than $

4.   Warranty claims having estimated value of and not less than $

5.   Intellectual property rights.

6.   Insurance policies/claims.

7.   Licenses/permits (if any) required to construct the Business.

8.   Bank accounts/signatories.







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